Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 15, 2024, with respect to the consolidated financial statements of Crown LNG Holding AS, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway

February 7, 2025